Filed Pursuant to Rule 424(b)(3)
Registration Number 333-159315

PROSPECTUS SUPPLEMENT NO. 4
to Prospectus dated
November 1, 2010
(Registration No. 333-159315)

UNIVEST TECH, INC.

1,274,900 Shares of Common Stock
Par Value $0.001 Per Share

This Prospectus Supplement No. 4 supplements our Prospectus dated November 1, 2010.

This Prospectus Supplement includes the attached Quarterly Report on Form l0-Q for the period ended July 31, 2011 of Univest Tech,  Inc., as filed by us with the Securities and Exchange Commission. This prospectus supplement should be read in conjunction with the prospectus, as supplemented to date, and this prospectus supplement is qualified by reference to the prospectus, as supplemented to date, except to the extent that the information provided by this prospectus supplement supercedes the information contained in the prospectus, as supplemented to date.

This Prospectus Supplement is not complete without, and may not be delivered or utilized except in conjunction with, the prospectus dated November 1, 2010, with respect to the securities described above, including any amendments or supplements thereto.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is September 20, 2011